AXA Financial, Inc.
Reconciliation of the Contribution to IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share
to AXA Financial's US GAAP Net Income
 (in millions)

		Six Months Ended June 30,
		2006	2007
Contribution to IFRS Underlying Earnings, per AXA Press Release	in Euro

US Life & Savings		488	488
Asset Management		135	151
AXA Financial Holding Company		(56)	(59)
Total Contribution to IFRS Underlying Earnings	in Euro	567	580

Net realized capital gains attributable to shareholders		1	0
Total Contribution to IFRS Adjusted Earnings	in Euro	568	580

Profit or loss on financial assets (under Fair Value option) and derivatives		16	8
Exceptional operations and discontinued operations		97	(14)
Goodwill and related intangibles		(3)	(20)

Total Contribution to IFRS Net Income, Group Share	in Euro	678	554
Average exchange rate	US$1.00 =	0.814	0.752
	in US$	833	737
Reconciling items:
(A) GMIB/DB Reserves & Reinsurance Asset		(18)	(120)
(B) Investment income & capital gains (losses)		(3)	(23)
(C) Amortization of goodwill & other intangible assets		(8)	(17)
(D) Employee Benefits Plan - Fresh Start, net of DAC capitalization		(14)	(25)
(E) Employee stock based compensation		(3)	(1)
(F) Other Reserve adjustment - including SOP 03-01		(1)	12
(G) Amortization of DAC & VOBA		(19)	23
(H) Tax benefits on Goodwill amortization		(9)	-
(I) Gains on issuance of Alliance units		(90)	18
(J) Tax Reserves Release			(30)
Other		(13)	(3)
Total Reconciling items		(178)	(166)

Consolidated US GAAP Net Earnings		$655	$571

(A)
Reflects the accounting for reinsurance contracts ceding variable annuity Guaranted Minimum Income Benefit ('GMIB') features as derivative contracts at fair value under US GAAP vs. ceded reinsurance reserves under IFRS; and insurance reserves for Guaranteed Minimum Death Benefit ("GMDB") and GMIB features subject to economic hedging programs on an SOP 03-1 basis under USGAAP vs. remeasurement to reflect current market conditions under IFRS

(B)	Primarily reflects different accounting methodologies for impairments under IFRS and USGAAP

(C)	Reflects amortization of acquisition related intangible assets in USGAAP on acquisitions prior to adoption of IFRS

(D)
Represents impact of IFRS initial implementation "fresh start" adjustment to eliminate the portion of employee benefit liabilities related to deferred actuarial gains and losses, which has resulted in a reduction of ongoing IFRS employee benefit expenses compared to US GAAP over the period in which those deferred gains and losses would otherwise have been amortized. is excluded from GAAP net earnings due to the elimination of Goodwill amortization under SFAS No.142.

(I)
Represents releases of Federal and State deferred taxes in IFRS on current and prior periods' dilution gains in 2006 and different accounting methodologies related to the issuance of AllianceBernstein units.

(J)	Represents release of tax reserves recognized in IFRS Earnings and credited to Equity under USGAAP upon adoption of FIN 48 as of 01/01/07.

AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to IFRS Gross Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

		Six Months Ended June 30,
		2006	2007

Contribution to IFRS Gross Revenues per AXA Press Release	in Euro

Gross Premiums		7,566	7,774
Other Revenues (A)		382	431
		7,948	8,205

Average exchange rate US$1.00 =		0.814	0.752

	in US$	9,764	10,912

Reconciling items:
Less: Other Revenues (A)		(469)	(573)
Less: Deposits from Universal life and investment-type product policy fee income (B)		(8,295)	(9,326)
Less: Reinsurance ceded premiums (C)		(223)	(240)
Add: Others (D)		1	6
Total Reconciling items		(8,986)	(10,133)

Consolidated AXA Financial, Inc. US GAAP Premiums		778	779

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and intercompany Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting